Exhibit 99.2

INFOLOGIX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2006	December 31, 2005
ASSETS
Currents assets:
Cash	$91,891	$447,901
Accounts and other receivables (net of allowance for doubtful accounts in the amount of $100,000 as of September 30, 2006 and December 31, 2005)	10,421,125	10,223,024
Inventory, net	2,135,171	1,912,018
Prepaid expenses and other assets	1,246,017	334,450
Total current assets	13,894,204	12,917,393

Property and equipment, net	1,478,343	1,338,842

Intangible assets, net	771,257	910,782

Total assets	$16,143,804	$15,167,017

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,891,352	$7,135,956
Line of credit	6,077,893	4,443,327
Current portion of notes payable - bank	833,334	285,714
Current portion of capital lease obligations	116,973	116,973
Notes payable - stockholders	—	800,000
Sales tax payable	280,331	271,390
Accrued expenses	743,937	649,043
Deferred revenue	—	186,397
Total current liabilities	13,943,820	13,888,800

Notes payable - bank	1,374,999	285,714
Capital lease obligations	159,621	247,351
Total liabilities	15,478,440	14,421,865

Stockholders’ equity:
Capital stock, par value $0.01; authorized 1,000 shares; issued and outstanding 500 shares	5	5
Additional paid in capital	49,995	49,995
Retained earnings	615,364	695,152
Total stockholders’ equity	665,364	745,152

Total liabilities and stockholders’ equity	$16,143,804	$15,167,017

The accompanying notes are an integral part of these financial statements

INFOLOGIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenues	$15,960,762	$15,875,437	$44,346,412	$39,350,074

Cost of sales	11,722,142	12,507,203	33,145,225	29,900,892

Gross profit	4,238,620	3,368,234	11,201,187	9,449,182

Selling, general and administrative expenses	3,871,802	2,857,509	10,052,516	8,557,480

Operating income	366,818	510,725	1,148,671	891,702

Interest expense	197,145	146,093	488,444	445,482

Net income	$169,673	$364,632	$660,227	$446,220

The accompanying notes are an integral part of these financial statements

INFOLOGIX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2006	September 30, 2005

Net cash used in operating activities	$(1,152,938)	$(1,048,776)

Investing activities:
Acquisition of property and equipment	(542,316)	(724,382)
Acquisition of intangible assets	(304,482)	(290,963)
Net cash used in investing activities	(846,798)	(1,015,345)

Financing activities:
Proceeds from long-term debt	2,208,333	179,281
Repayment of long-term debt	(659,158)	—
Net borrowings from line of credit	1,634,566	1,291,503
Proceeds notes payable - stockholders	—	800,000
Repayment of notes payable - stockholders	(800,000)	(350,000)
Distributions to stockholders	(740,015)	(170,000)
Net cash provided by financing activities	1,643,726	1,750,784

Net change in cash and cash equivalents	(356,010)	(313,337)

Cash at beginning of period	447,901	347,771

Cash at end of period	$91,891	$34,434

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$433,520	$445,482

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

During 2005, a capital lease obligation of approximately $439,000 was incurred when the Company entered into leases for new equipment.

The accompanying notes are an integral part of these financial statements

INFOLOGIX, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

The unaudited interim financial statements of InfoLogix, Inc and subsidiaries (“the Company”) as of and for the three and nine months ended September 30, 2006 and 2005 have been prepared in accordance with generally accepted accounting principles for interim information and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  However, in the opinion of our management, all adjustments consisting of normal, recurring adjustments, considered necessary for a fair statement have been recorded.  The results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates are required in accounting for inventory costing, asset valuations and amortization.  Actual results could differ from those estimates.

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities.  FIN 46 addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do no have equity investors with vesting rights or (b) have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB published FIN 46 (revised December 31, 2003), Consolidation of Variable Interest Entities (“FIN 46R”).  FIN 46R, among other things, deferred the effective date of implementation for certain entities.  The Company adopted FIN 46R in 2004.  Adoption of FIN 46R had no impact on the Company’s financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43 (“SFAS 151”).  SFAS 151 requires abnormal amounts of idle facility expenses, freight, handling costs and wasted materials (spoilage) to be recognized as current period charges.  SFAS 151 will be effective for fiscal years beginning after June 15, 2005.  The Company does not expect SFAS 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces APB Opinion 20 (“APB 20”), Accounting Changes, and changes the requirement of the accounting for and reporting of a change in accounting principle.  SFAS 154 also carries forward the guidance in APB 20 regarding reporting a correction of an error and a change in accounting estimate.  The provisions of this statement are applicable for accounting changes and error corrections made in fiscal years beginning after December 15, 2005.  The Company does not expect the provisions of this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

In June 2005, the EITF released EITF Issue No. 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock (“EITF 05-4”).  EITF 05-4 addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause.  The consensus for EITF 05-4 has not been finalized.

EITF 00-19 provides guidance on the accounting for freestanding derivative financial instruments that are indexed to, and potentially settled in, a company’s own stock as either assets or liabilities or as equity instruments.

The Company believes that EITF 05-4 and EITF 00-19 could have an impact on the Company’s financial statements in the future as a result of the capital transaction and merger transaction (see Note N).

In December 2004, the FASB issued SFAS 123(R), Share-Based Payments.  SFAS 123(R) establishes standards for the accounting of transactions in which an entity exchanges equity instruments for goods and services, primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  Entities will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).  Fair value will be estimated using option-pricing models.  At September 30, 2006 the Company has not issued any stock-based compensation instruments.  SFAS 123(R) will become effective for the Company upon its issuance of such instruments.

NOTE C - INVENTORY

Inventory consists of the following:

	September 30, 2006	December 31, 2005
Finished goods	$2,334,136	$1,987,018
Less: allowance for slow moving and obsolete inventory	(198,965)	(75,000)
	$2,135,171	$1,912,018

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30, 2006	December 31, 2005
Demonstration and evaluation equipment	$2,330,037	$1,914,116
Equipment	737,267	577,641
Furniture and fixtures	295,425	295,425
Leasehold improvements	40,587	40,587
	3,403,316	2,827,769
Less: accumulated depreciation	(1,924,973)	(1,488,927)
	$1,478,343	$1,338,842

NOTE E - INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 30, 2006	December 31, 2005
Patents	$639,881	$639,881
Less: accumulated amortization	(560,041)	(421,876)
	79,840	218,005

Computer software	451,764	153,716
Less: accumulated amortization	(70,476)	(7,643)
	381,288	146,073

Developed technology	457,525	457,525
Less: accumulated amortization	(409,896)	(225,821)
	47,629	231,704

License fees	350,000	350,000
Less: accumulated amortization	(87,500)	(35,000)

	262,500	315,000

Total net intangible assets	$771,257	$910,782

Developed technology relates primarily to wearable computer and cart technology which is not patented.

NOTE F - DEBT

Lines of credit

At September 30, 2006, the Company had an $8,500,000 line of credit with a commercial bank with an outstanding balance of $6,077,893. At December 31, 2005, the Company had a $6,000,000 line of credit facility and the outstanding balance was $4,443,327. Outstanding borrowings against this line of credit bore interest at 1.25% above the prime rate under the new credit facility and 2% in 2005 (9.50% at September 30, 2006 and 9.25% at December 31, 2005).  In March 2006, the $6,000,000 line of credit facility was repaid and the Company obtained a new credit facility with another commercial bank.

Notes payable

Notes payable consist of the following:

	September 30, 2006	December 31,2005
Notes payable, stockholders, unsecured loans, $400,000 is due on demand and $400,000 is subordinated to note payable, bank. The notes were repaid in August 2006. Interest was payable monthly ranging from 6 – 10%.	$—	$800,000

Note payable, bank, secured by all tangible and intangible assets, principal payable $41,667 monthly over thirty-five months commencing March 2006 for the period ended September 30, 2006, and for December 31, 2005 principal payable was $23,810 monthly over forty-two months commencing July 2004. Interest is payable monthly at the prime rate plus 2.0% (10.25% at September 30, 2006) and plus 2.5% (9.75% at December 31, 2005)	1,208,333	571,428

Note payable, bank, secured by all tangible and intangible assets, principal payable $27,778 monthly over thirty-five months commencing December 2006. Interest payable monthly at the prime rate plus 2.0% (10.25% at September 30, 2006)	1,000,000	—
	2,208,333	1,371,428
Less current maturities	833,334	1,085,714
	$1,374,999	$285,714

Aggregate maturities of notes payable are as follows at September 30, 2006:

Years ending December 31:
2006	$152,778
2007	833,333
2008	833,333
2009	388,889

NOTE G - CAPITAL LEASE OBLIGATION

Equipment acquired under capital lease obligations is classified as property and equipment in the accompanying condensed consolidated financial statements and consists of the following

	September 30, 2006	December 31, 2005

Equipment	$439,031	$439,031
Less: accumulated amortization	(143,002)	(66,921)
	$296,029	$372,110

The capital lease obligations expire in 2009 and bear interest at 10.3% imputed based on the lessor’s implicit rate of return.  Future minimum capital lease payments are as follows:

Amount
2006	$33,474
2007	133,897
2008	133,897
2009	13,404

Total	$314,672

Interest	38,078
Net present value of minimum lease payments	276,594
Less current portion	116,973
$159,621

NOTE H- LEASE COMMITMENTS

The Company leases its facilities in Pennsylvania and Minnesota under agreements expiring between 2007 and 2011.  Total rent expense for all leases were approximately $62,000 and $41,600 for the three months ended September 30, 2006 and 2005 respectively, and $171,000 and $166,000 for the nine months ended September 30, 2006 and 2005, respectively.

Future minimum lease payments required under the operating leases in effect subsequent to September 30, 2006 are approximately as follows:

Amount
2006	$67,000
2007	235,700
2008	227,700
2009	232,200
2010	236,800
Thereafter	241,600

NOTE I - RELATED PARTY TRANSACTIONS

Notes payable – stockholders

As described in Note G, the Company was indebted to certain stockholders for notes payable in 2005 which we subsequently paid in August 2006. Interest paid to Stockholders approximated $20,200 and $16,000 for the three months ended September 30, 2006 and 2005 respectively, and $48,800 and $36,500 for the nine months ended September 30, 2006 and 2005.

Support services

A Stockholder of the Company owns another entity that provided the Company with shared occupancy, accounting, office and administrative services. During the three months ended September 30, 2006 and 2005 the Company paid approximately $0 and $ 47,400, respectively, and for the nine months ended September 30, 2006 and 2005 payments approximated  $0 and $160,000.

Beginning in 2004, the Company has an agreement with a Stockholder’s company whereby InfoLogix has transferred its warranty risks for extended battery warranties sold.  Payments under this agreement approximated $55,000 and $46,000 for the three months ended September 30, 2006 and 2005, respectively and approximately $160,000 and $114,000 for the nine months ended September 30, 2006 and 2005, respectively.  This same company also provides certain Company customers with technical support. Technical support expenses were approximately $96,100 and $15,900 for the three months ended September 30, 2006 and 2005, respectively, and were approximately $412,000 and $279,500 for the nine months ended September 30, 2006 and 2005, respectively.

During the three months ended September 30, 2006 and 2005 a stockholder performed legal services for the Company at costs approximating $3,500 and $21,300, respectively and for the nine months ended September 30, 2006 and 2005 costs approximated $27,000 and $129,000, respectively.

NOTE J - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan covering substantially all employees. As allowed under Section 401(K) of the Internal Revenue Code, the plan provides tax deferred salary deductions for eligible employees.  Company contributions are at the discretion of the board of directors.  The Company did not make a contribution to the plan in 2006 or 2005.

NOTE K - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the healthcare and commercial markets. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those markets.  However, management believes that its billing and collection policies are adequate to minimize the potential credit risk

At September 30, 2006 and December 31, 2005, the Company had significant customer accounts receivable as follows:

	September 30, 2006	December 31, 2005

Company A	20%	23%
Company B	7%	17%

For nine months ended September 30, 2006 and for the twelve month period ended December 31, 2005, the Company had sales to significant customers as follows:

	September 30, 2006	December, 31, 2005

Company A	1%	12%
Company B	14%	11%

NOTE L - COMMITMENTS AND CONTINGENCIES

The Company is involved in disputes or legal actions arising in the ordinary course of business.  Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

At September 30, 2006 and December 31, 2005, the Company’s financial instruments included cash, accounts receivable, accounts payable, accrued expenses and debt.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reasonably estimate the fair values based on the current maturities of these instruments.  The carrying value of the note payable — bank is considered to approximate fair value because the underlying interest rate approximates market rates at the balance sheet dates.  Management does not believe that it is practicable to estimate the fair value of the notes payable - stockholders due to their nature of being payable to related parties who did not require collateral.  Management does not believe that similar market terms are available to the Company.

NOTE N - SUBSEQUENT EVENTS

In August 2006, the Company resolved a dispute regarding a strategic alliance investment in another entity’s software. The dispute arose in 2004 and at that point significantly affected the Company’s ability to utilize the investment as originally intended.  At December 31, 2004, in accordance with SFAS 86, management classified the software investment as inventory due to the change in its expected future use. It is the Company’s intention to sell the software investment.

In September 2006, the Company engaged the services of a financial advisor to assist with a private placement of the Company’s stock ranging from $12,000,000 to $15,000,000.  On November 30, 2006, the Company successfully completed the sale of 8,500,000 shares of common stock for an aggregate of $17,000,000, and concurrently completed a merger with and into a subsidiary of New Age Translation, Inc., with the Company being the surviving entity post-merger.